                                                PRELIMINARY PROXY


P R O X Y

                          THE SOUTHSHORE CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kenhneth M. Dalton and Eric Nelson, proxies, with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of The Southshore Corporation held of record by the undersigned on July __, 1998, at the Special Meeting of Shareholders to be held on August __, 1998, or any adjournment thereof.

     1. The sale of substantially all the Company's assets pursuant to a Contract to Buy and Sell Real Estate for $2 million.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     2. The sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park & Recreation District, in the event there is no closing on the Contract to Buy and Sell Real Estate.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN


     3. To transact such other business as may properly come before the meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR
DETERMINED AT THE
TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF
SHAREHOLDERS TO THE
UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meetingnof Shareholders, Proxy Statement and Form 10-K Annual Report for year ended March 31, 1998.

Dated:  _____________, 1998.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SOUTHSHORE CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE
ENCLOSED PRE-ADDRESSED ENVELOPE.  THE GIVING OF A PROXY WILL NOT
AFFECT YOUR
RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          PRELIMINARY PROXY STATEMENT


                    THE SOUTHSHORE CORPORATION

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



To the Shareholders of The Southshore Corporation

     PLEASE TAKE NOTICE, that a Special Meeting of Shareholders of The Southshore Corporation will be held on August ___, 1998, at 10:00 a.m. at 10750 East Briarwood, Englewood, Colorado, for the following purposes:

     1. To consider the sale of substantially all the Company's assets pursuant to a Contract to Buy and Sell Real
     Estate for $2 million.

      2.To consider the sale of substantially all of the Company's assets to a back-up purchaser, South Suburban Park
     & Recreation District, in the event there is no closing on the Contract to Buy and Sell Real Estate.

     3. To transact such other business as may properly come before the meeting.

     Accompanying this notice is a Proxy and Proxy Statement with respect to these matters.

     Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose. The Proxy may be revoked at any time prior to the time that it is voted. Only shareholders of record at the close of business on July ___, 1998, will be entitled to vote at the meeting.

     BY ORDER OF THE BOARD OF DIRECTORS



                                      Kenneth M. Dalton
                                      President

July ___, 1998




      IT IS IMPORTANT THAT YOU SIGN THE ENCLOSED PROXY AND
             RETURN IT TO THE COMPANY IMMEDIATELY.

                                      PRELIMINARY PROXY STATEMENT


                    THE SOUTHSHORE CORPORATION
                       10750 East Briarwood
                    Englewood, Colorado  80112


                         PROXY STATEMENT


        Special Meeting of Shareholders - August __, 1998


                             GENERAL

     A Special Meeting of the Shareholders of The Southshore Corporation (the "Company") is scheduled for August __, 1998, for the purpose of considering the sale of substantially all of the Company's assets, pursuant to a Contract to Buy and Sell Real Estate ("Purchase Agreement") with Marc W. Logan, Robb MacMillan and Jack Wasserman, M.D., a Professional Corporation (the "Buyers"), dated June 16, 1998.

     The enclosed Proxy is solicited by the Board of Directors of the Company. This solicitation is being made by mail, and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the Proxy.

     Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions. Proxies received by the Board of Directors will be voted in favor of all the proposals.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to shareholders on or about July __, 1998.

     PROPOSAL TO SELL SUBSTANTIALLY ALL THE COMPANY'S ASSETS

     Recommendation of Board of Directors. The Company's Board of Directors unanimously recommends to the shareholders that the shareholders approve the sale of substantially all the Company's assets to Buyers pursuant to the Purchase Agreement as described herein, and approve a sale to a possible back-up purchaser on similar terms. See "Possible Back-Up Purchaser" below.

     The Purchase Agreement. The Company has entered into a Contract to Buy and Sell Real Estate dated June 16, 1998 with the Buyers who are non-affiliates of the Company. Marc W. Logan is a resident of Highland Ranch, Colorado. Robb MacMillan and Dr. Jack Wasserman reside in the San Diego, California area. Jack Wasserman, M.D., Professional Corporation, is a California corporation owned by Dr. Wasserman. A copy of the Agreement is attached as Appendix 1.

     Sale of Assets. Pursuant to the Purchase Agreement, the Company has agreed to sell the Company's 16 acre water park property to Buyers which constitutes substantially all of its assets. Included within the assets sold are the real property owned by the Company, as well as each and all of the Company's personal property located on the real property (collectively "the Property").

     Purchase Price. Buyers have agreed to pay to the Company the sum of $2 million subject to certain conditions, including obtaining satisfactory financing by July 30, 1998. The Company's obligation is subject to obtaining agreement with 35 holders of 10% promissory notes (totalling $955,000) secured by a lien on the Property and approval of shareholders of the Company. The Purchase Agreement contains provisions standard in typical real estate contracts for title, inspection and survey.

     Closing. The Purchase Agreement contemplates a closing within 90 days of execution of the Purchase Agreement.

     Pursuant to the Purchase Agreement, the Company is to call a special meeting of its shareholders for the purpose of seeking approval of the sale transaction. The Company's management, Board of Directors and certain other persons have indicated they intend to vote for the sale of assets at the special meeting of shareholders. See "Required Vote of Shareholders."

     The Purchase Agreement requires the Company to continue reasonable management and maintenance of the property, maintain insurance, not remove personal property and assign manufacturer's warranties.

     The Buyers. According to the Purchase Agreement, the Buyers are licensed real estate brokers purchasing the Property for their own account. None of the Buyers is a shareholder, director or officer of the Company.

     Background and Reasons for the Sale Transaction. During the past approximate two years, management of the Company has actively sought, without success, to refinance its debt, including its past due property taxes and principal debt of $955,000 which is secured by a lien on the Property which became due in mid-1997. All Company debt, including past due property taxes, approached or exceeded $2 million during the period and is all currently due. Refinancing was not available because of the history of losses from the property, exceeding $4,575,000 from the Company's inception in 1991. At the same time the Company was seeking to refinance its debt, it also tested the waters with respect to selling the 16 acre water park. During 1997 the Company listed the property with a local commercial realtor, placed ads in trade publications and at water park conventions, and initiated contacts with possible prospective purchasers.

     The principal reasons why a proposed sale of the property was undertaken were:

      (1) That refinancing of debt or obtaining of additional financing was not available;

      (2) The Company had five consecutive years of operating losses from its water park for accumulated loss of $4,575,000 at March 31, 1998;

      (3) The Property is subject to a tax lien certificate issued by Arapahoe County, Colorado, to a New Jersey bank for failure to pay property taxes since the 1993 tax year for an aggregate of approximately $566,000, including accrued interest and which permits the holder at anytime to apply for an Arapahoe County Treasurer's Deed to the Property;

      (4) Management considered the fact that no firm offers to acquire the Property involving cash consideration exceeding that of the Buyers and South Suburban Park & Recreation District, Littleton, Colorado (possible Back-Up Purchaser - see below) had been received by the Company, even though it has publicly announced that the Company was exploring the possibility of making a sale of the Property, and had listed the Property for sale and made other efforts to sell the Property;

      (5) Management considered favorably the structure of the offer by Buyers as a cash transaction; and

      (6) Management considered the fact that the terms of the Purchase Agreement were the result of arms length negotiations.

     In view of the wide variety of factors considered in connection with its evaluation of the sale of the Company's assets, management found it impractical to and therefore did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching a decision to approve and recommend to the shareholders the sale of the Company's principal asset pursuant to the Purchase Agreement.

     The Company has not obtained an independent appraisal on the Property; however, the Property was listed with a commercial real estate broker during the past year and the Company has been advised that the 16 acre tract has an estimated fair market value of $1.2 million to $1.4 million if purchased for general use. Management believes the $2 million purchase price to be paid by Buyers is due
in part to the water park facilities on the Property.   The Company
did not utilize a real estate broker in the Agreement to sell the Property and is not required to pay a sales commission. Buyers had indicated interest in the Property in the past but only recently made the offer for $2 million.

     Required Vote of Shareholders. The Purchase Agreement requires approval of the sale by the vote of the holders of the Company's shares of common stock. In addition, pursuant to the Colorado Business Corporation Act, Section 7-112-102, a shareholder vote is required for the sale, transfer or other disposition of all or substantially all of a Colorado corporation's property and assets, including its goodwill, not in the usual and regular course of its business.

     Possible Back-Up Purchaser. Since April, 1998 South Suburban Park & Recreation District ("District") has been interested in acquiring the Property, has held public hearings, inspected the
Property, obtained an appraisal and environmental audit.   The
District has indicated it is interested in contracting for the purchase of the Property if there is no closing on the current Purchase Contract. See Letter from District attached as Appendix
2. Thus, the Company is soliciting authority to sell the Property to the District if the contract with the Buyers does not close. The purchase price under negotiation with the District was also $2 million. The authority to sell to the District is limited to a price of at least $2 million pursuant to a contract similar to Appendix 1, except that County Commissioner approval would be required.

     Company officers and directors holding directly or indirectly the power to vote 812,592 shares, or 31.1% of the outstanding shares, have indicated they intend to vote their shares in favor of the sale transaction. No proxies nor agreements relating to shares held by management have been entered into by members of management.

                RIGHTS OF DISSENTING SHAREHOLDERS

     IF THE SHAREHOLDERS APPROVE THE DISSOLUTION AND LIQUIDATION OF THE COMPANY AS PROPOSED, THEN, AS PROVIDED IN THE COLORADO BUSINESS CORPORATION, ACT, SECTION 7-112-102, DISSENTERS' RIGHTS ARE
AVAILABLE.

     Shareholders of the Company are entitled to exercise dissenters' rights pursuant to the provisions of Sections 7-113-102 and 7-113-103 of the Colorado Business Corporation Act (the

"CBCA"), copies of which sections are included with this proxy statement as Appendix 3. In accordance with these sections, the Company's shareholders have the right to dissent from the sale of the Company's assets and to be paid the "fair value" of their common stock. (See, CBCA Section 7-113-102) In this context, the term "fair value" means the value of a shareholder's common stock immediately before the Closing Date of the sale. Holders of options to purchase Company common stock have no similar rights of appraisal under applicable Colorado law.

     Under Section 7-113-102 of the CBCA, where a sale of substantially all the corporation's property and assets is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and must include in the notice a copy of Sections 7-113-101-103, 201-209 and 301-302 of the CBCA. This Proxy
Statement constitutes this notice to the shareholders of the Company. The applicable statutory provisions of the CBCA are attached as Appendix 3.

     The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under the CBCA and is qualified in its entirety by the full text of the Sections attached as Appendix 3. Any shareholder who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix 3 carefully because failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under the CBCA.

     A shareholder of the Company wishing to exercise the right to demand payment for his or her common stock must first file, before the vote of shareholders is taken at the Special Meeting, a written notice of intent to demand payment for his or her common stock and must, in addition, not vote in favor of the sale of substantially all the Company's assets pursuant to the Purchase Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR the sale of substantially all the Company's assets, a shareholder who votes by proxy and who wishes to exercise dissenter's rights must (i) vote AGAINST the resolution to sell, or (ii) ABSTAIN from voting on this resolution. A vote against the resolution, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payment for a shareholder's common stock satisfying the requirements of Section 7-113-204 of the CBCA.

     A demand for payment must be executed by or for the shareholder pursuant to a Dissenters' Notice provided by the Company within 10 days after the Special Meeting. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary. If the common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the Dissenters' Notice for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

     A record owner who holds shares as a nominee for others, such as a broker, may demand payment for the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the Dissenters' Notice should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the Dissenters' Notice will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of common stock who are not record owners and who intend to exercise payment rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of payment rights before the date of the applicable Special Meeting.

     Within 10 days after the Special Meeting in which the sale pursuant to the Purchase Agreement is authorized, the Company will cause to be mailed to each shareholder who has properly asserted dissenter's rights a Dissenters' Notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment; and (ii) a form to be used by the shareholder who dissents, and to demand payment and the date by which such demand must be made. To receive the fair value of his or her common stock a dissenting shareholder must demand payment and deposit his or her certificates within 30 days after the aforesaid notice is given.

     After the Company receives a valid demand for payment, it will cause to be remitted to each dissenting shareholder who has properly asserted dissenter's rights the fair value of his or her shares of Common Stock, with interest at the legal rate computed from the Closing Date. Payment will be accompanied by (i) the financial statements of the Company for its most recently completed fiscal year; (ii) an estimate of the fair value of the common shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (iii) an statement of the dissenter's right to demand payment if he or she is dissatisfied with the payment made as provided in
Section 7-113-209 and a copy of the dissenter's provisions in Sections 7-113-101-103, 201-209 and 301-302 of the CBCA.

     If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of his or her common shares plus interest, the dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value for the common shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after the Company mailed its original remittance.

     Within 60 days after receiving a demand for supplemental payment, the Company must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and the Company) or file a petition in the state courts of Colorado requesting that the court determine the fair value of the common shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with the Company concerning the fair value of their common shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the common shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his or her common shares as determined by the court exceeds the amount originally remitted by the Company.

     Generally the costs and expenses associated with a court proceeding to determine the fair value of the Company's common stock will be borne by the Company, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where the Company has failed to comply with the procedures in Section 7-113-302 pertaining to dissenters' rights discussed above. The court may award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters if the court finds such services were substantial.

     Failure to follow the steps required by the CBCA for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of his or her shares of the Company's common stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under the CBCA in the manner outlined above, could be more than, the same as or less than the value of the cash and assumption of liabilities they would be entitled to as a result of the sale if they did not seek appraisal of their shares.

      ACTIVITIES OF THE COMPANY FOLLOWING THE PROPOSED SALE

     Following the proposed sale of the Property, the Company's assets are expected to consist of refunds of prepaid deposits and cash to the extent that such have not been utilized to pay debt and past due and accrued property taxes without adjustment for operating results through closing of the Purchase Agreement. In view of the fact that the net sale price, approximately $1,995,000 net, is expected to be less than the amount due creditors, property taxes and estimated expenses through closing, the Company has negotiated with its principal creditors for them to accept less than the full amount due them. Obviously there is no assurance that such negotiations will be successful; however, the fact that the issuance of an Arapahoe County Treasurer's Deed on the property would effectively eliminate the Property as a source of funds to pay creditors, except Arapahoe County, should likely provide incentive to creditors to accept less than full payment for their respective claims.

     If and when the Company completes the sale of the water park property and eliminates all or most of its liabilities, management intends to seek out an appropriate operating privately-held entity which is seeking to become a publicly-held company and hopefully effect a business combination with such entity. The Company has not made any contacts in that respect, nor established any criteria for such entity, nor engaged any agents for the purpose of locating such an entity. No activities in that respect are expected to occur until after closing on the Purchase Agreement. Obviously, there is no assurance that a suitable entity for a proposed business combination will be located or, if located, that such business combination can be negotiated on terms acceptable to the parties.

                 FEDERAL INCOME TAX CONSEQUENCES

     In General. The following summary of the anticipated federal income tax consequences to the Company of the proposed sale of assets is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the proposed transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

     No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

     The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens or residents of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the proposed transactions to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the proposed transactions.

     Federal Income Tax Consequences to the Company. The sale of substantially all of the assets of the Company pursuant to the Purchase Agreement will be a taxable sale by the Company upon which gain or loss may be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the sale of substantially all of its assets will include the amount of cash received, the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation.

     The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The gains and losses may offset, except that capital losses may be used to offset only capital gains. The Company may recognize a net gain as a result of the sale of all its assets. Nevertheless, the Company believes its net operating loss carryover and its capital loss carryover to the year of sale are sufficient to offset gain, if any. Therefore, the Company believes it will incur no federal income tax liability as a result of the sale of its assets.

         MARKET INFORMATION ON THE COMPANY'S COMMON STOCK

     The Company's common stock is traded on the NASD Electronic Bulletin Board. The range of high and low bid prices set forth below have been obtained from sources believed to be reliable based on reports from the National Association of Securities Dealers.

            Calendar 1996     Calendar 1997    Calendar 1998
            -------------     -------------    -------------
 Quarter     Low    High       Low    High      Low    High
 -------     ---    ----       ---    ----      ---    ----
 First       .25    .50        .50    .50       .12    .21
 Second      .25    .50        .37    .50
 Third       .50    .50        .37    .50
 Fourth      .50    .50        .25    .50

     The Company is informed there has been very little volume in trading of its common stock during the above periods.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The common stock, par value $.01 per share, of the Company is the only class of stock entitled to vote at the meeting. As of July __, 1998, the Company had issued and outstanding 2,610,475 shares of common stock. Each shareholder will be entitled to cast one vote in person or by proxy for each share of common stock held by him. Only shareholders of record at the close of business on July __, 1998 will be entitled to vote at the meeting.

     Information as to the name, address and holdings of each person known by the Company to be the beneficial owner of more than 5% of its common stock as of July __, 1998, is set forth below. Beneficial ownership of common stock has been determined for purposes of this table based on Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Under this rule, a person is, in general, deemed to be the beneficial owner of a security if the person has or shares voting power or investment power in respect of such security or has the right to acquire beneficial ownership of the security within sixty (60) days.

     Members of management intend to vote all shares of common stock held by them respectively FOR the sale of all the Company's assets pursuant to the Contract to Buy and Sell Real Estate and FOR such sale of all the Company's assets to South Suburban Park and Recreation District as a back-up purchaser.

                                 Amount of
  Name and Address              Common Stock            Percent
 of Beneficial Owner         Beneficially Owned         of Class
 -------------------         ------------------         --------
Kenneth M. Dalton (1)(2)          668,419                 25.6%
26 Tamarade Drive
Littleton, CO  80127

Rod K. Barksdale (1)(2)            88,007                  3.3%
2921 Sopris Avenue
Glenwood Springs, CO  81601

Ren Berggren (1)(2)(3)                  0                    0%
1700 East 68th Avenue
Denver, CO 80229

James F. Silliman, M.D.           192,142                  7.4%
7408 Greenbriar
Dallas, TX 75225

Keith A. Lowery                   144,734                  5.5%
7477 Singing Hills Drive
Boulder, CO  80301

Officers and Directors            812,592(4)              31.1%
 as a Group (3 Persons)
____________________

  (1)  Directors of the Company.

  (2)  Officers of the Company

  (3) Mr. Berggren is an officer, director and shareholder of Vancol Industries, Inc. which company owns 56,166 shares of common stock of the Company. He disclaims personal beneficial ownership of the shares of common stock of the Company owned by Vancol Industries, Inc.

  (4) For purposes hereof the shares held by Vancol Industries, Inc. are included in the calculation.


                 FINANCIAL AND OTHER INFORMATION

     Financial Statements. The Company's audited financial statements at March 31, 1998 and 1997 and for the periods ended March 31, 1998, 1997 and 1996 and Management's Discussion and Analysis of Results of Operations are included in the Form 10-K Annual Report as filed with the U.S. Securities and Exchange Commission for the year ended March 31, 1998 enclosed herewith.

     Pro Forma Financial Information. The following unaudited Pro Forma Balance Sheet at March 31, 1998 gives effect to the proposed sale of substantially all the assets of the Company, as if the proposed September 14, 1998 transaction had occurred on March 31, 1998. No pro forma statement of operations has been presented. Since after the sale there will be no operations, a pro forma statement of operations would show no material revenue and no material expenses assuming the sale of the Company's assets. The Company's operating season with the water park property will be completed September 7, 1998, except for closing and winterizing. Scheduled closing on the Purchase Contract is September 14, 1998. The Company will retain all operating revenues and pay all operating expenses of the water park through closing, including prorated property taxes for 1998. The Company is not in a position to predict operating results for the 1998 season with a reasonable degree of accuracy. Readers are referred to historical financial operating data included in the Company's Form 10-K Annual Report for the year ended March 31, 1998 which is enclosed with the proxy statement.

                      PRO FORMA BALANCE SHEET

BALANCE SHEET (Unaudited)     3/31/98        Adjustment         As Adjusted
-------------                 -------        ----------         -----------
CURRENT ASSETS

Cash                           1,841        1,995,000 (1)         130,051
                                           (1,866,790)(3)
Prepaid Expenses               6,607                0               6,607
                           ---------                            ---------
  Total Current Assets         8,448                              136,658

OTHER ASSETS

Property and Equipment,
  -net of accumulated
   depreciation            1,885,031       (1,885,031)(1)               0
Deposits                      17,245                0              17,245
                           ---------                            ---------
                           1,902,276                               17,245

    Total Assets           1,910,724                              153,903

CURRENT LIABILITIES

Notes Payable-Current      1,201,567         (238,750)(2)               0
                                             (962,817)(3)
Notes Payable-Related
 Parties                      97,400          (97,400)(3)               0
Property Taxes Payable       566,762         (566,762)(3)               0
Accrued Interest             151,176         (151,176)(3)               0
Accounts Payable-Trade        18,926          (18,926)(3)               0
Deferred Income               31,845          (31,845)(3)               0
                           ---------                            ---------
Total Current
 Liabilities               2,067,676                                    0

Notes Payable
  -net of current
 portion                      37,864          (37,864)(3)               0
                           ---------                            ---------
Total Liabilities          2,105,540                                    0
                           ---------                            ---------


BALANCE SHEET (Unaudited)           3/31/98      Adjustment      As Adjusted
-------------                       -------      ----------      -----------
STOCKHOLDERS' EQUITY

Preferred Stock, $.01 Par
 Value 25,000,000 Shares
 Authorized;  None Issued
 and Outstanding

Common Stock, $.001 Par Value
100,000,000 Shares Authorized;
  2,610,470 Issued and
  Outstanding                         2,611              0              2,611

Additional Paid-In Capital        4,377,574              0 (1)      4,377,574
Retained Earnings                (4,575,001)      (109,969)(1)
                                                  (238,750)(2)     (4,225,282)
                                 ----------                         ---------
 Total Stockholders' Equity        (194,816)                          153,903

   Total Liabilities and
    Stockholders' Equity          1,910,724                           153,903
                                  =========                         =========

____________________

Notes to Pro Forma Financial Statements

(1) To record proposed sale of property assuming net proceeds from the sale of $1,995,000.

(2) To record gain of $238,750 estimated through negotiated reductions in outstanding indebtedness. Assumes creditors, particularly holders of 10% Secured Promissory Notes, agree to accept $238,750 less than full amount of the amounts due thereon which will result in excess cash of $238,750 without adjustment for operations through closing date including 1998 property taxes, estimated at $75,000, through closing date on the sale of the Property.

(3)  To record payment of liabilities.

                 DESCRIPTION OF BUSINESS AND PROPERTY

     The Company is engaged in one business only, that is the ownership and operation of one water park located in the southeast part of the Denver Metro Area. The park is on 16 acres, has various water features, including a wave pool, kiddie pool and various water slides. It also has volleyball courts and offers food and beverages through concession facilities. The property is encumbered with a tax lien certificate and two liens securing indebtedness which are currently in default. See Financial Statements and Management's Discussion and Analysis of Results of Operations in Form 10-K Annual Report for the year ended March 31, 1998 enclosed herewith for further details.

                               AUDITORS

     Schumacher & Associates, Inc. served as independent auditors of the Company during the fiscal year ended March 31, 1998. A representative of Schumacher & Associates, Inc., who will have an opportunity to make a statement if he so desires, will be present at the meeting and will be available to respond to appropriate questions.

                        FORM 10-K ANNUAL REPORT

     Included with this Proxy Statement is a copy of the Company's Form 10-K Annual Report for the year ended March 31, 1998 as filed with the U.S. Securities and Exchange Commission.


                             OTHER MATTERS

     The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such proxy in accordance with their best judgment.

     Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                Kenneth M. Dalton
                                President

Dated:  July __, 1998

                        APPENDIXES


Appendix 1     Contract to Buy and Sell Real Estate - Marc W. Logan,
               Robb MacMillan and Jack Wasserman, M.D., a Professional
               Corporation

Appendix 2     Letter from South Suburban Park & Recreation District

Appendix 3     Sections 7-113-101-103, 301-209 and 301-302 of the
               Colorado Business Corporation Act

                                                       APPENDIX 1
    THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES
   SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING

                            COMMERCIAL

               CONTRACT TO BUY AND SELL REAL ESTATE

                                                    June 12, 1998
1)  PARTIES AND PROPERTY.

     Marc W. Logan, Robb MacMillan and Jack Wasserman, M.D. a Professional Corporation
Buyer(s) , agree to buy, and the undersigned seller, The Southshore Corporation, agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Arapaho, Colorado, to wit:

     See attached Exhibit "A":

known as 10750 East Briarwood Avenue, Englewood, Colorado 80112, together with all interest of Seller in vacated streets and alleys adjacent thereto, all assessments and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property).

2) INCLUSIONS/EXCLUSIONS. The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and
(c) all personal property owned by the Seller presently located on the Property used in the operation or maintenance of the Property in its "as is" condition.

The Above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section
12.  The following attached fixtures are excluded from this sale:\

     NONE

3)  PURCHASE PRICE AND TERMS. The purchase price shall be
$2,000,000.00, payable in U.S. dollars by Buyer as follows:
(Complete the applicable terms below.)

     (a)  Earnest Money.

$75,000.00 in the form of cash, bank cashier s check or bank wire transfer, as earnest money deposit and part payment of the purchase price, payable to and held by Stewart Title in it s trust account on behalf of both Seller and Buyer. Stewart Title is authorized to deliver the earnest money deposit and any accrued interest to the closing agent, if any, at or before closing.

     The balance of $1,925,000.00 (purchase price less earnest money) shall be paid as follows:

     (b)  Cash at Closing.

$1,925,000.00, plus closing costs, to be paid by Buyer at Closing in Funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller s check, and cashier s check (Good Funds).

     (c)  New Loan.  [See Section 4]

     (d)  Assumption.  N/A

   4. FINANCING CONDITIONS AND OBLIGATIONS.

     This offer is specifically contingent on Buyer s ability to obtain a loan of $1,400,000.00 at an interest rate not to exceed 10% for a term no less than 15 years, and an amortization rate no less than 25 years and with origination fees no greater than 3% within 45 days of CDMEC. Buyer shall deliver to seller a true copy of the financing commitment from seller s lender.

   5. APPRAISAL PROVISION.  (Check only one box.)  This Section 5

     ________shall apply     __X_____shall not apply

If this Section 5 applies, as indicated above, Buyer shall have the sole option and election to terminate this contract if the purchase price exceeds the Property s valuation as determined by an appraiser engaged by Buyer. The contract shall be terminated by the Buyer causing the Seller to receive written notice from lender which confirms the Property s valuation is less than the purchase price, on or notice of termination on or before the appraisal deadline, Buyer waives any right to terminate under this section.

   6. COST OF APPRAISAL. Cost of any appraisal to be obtained after the date of this contract shall be timely paid by Buyer.

   7. ASSIGNABLE. This contract shall be assignable by Buyer with Seller s prior written consent; such consent shall not be unreasonably withheld. It is anticipated that Buyer s will be organizers, incorporators or founders of a business entity, such as a corporation or limited liability company formed to hold title to the Southshore Property. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

   8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller s expense, a current commitment for owner s title insurance policy in an amount equal to the purchase price on or before 14 CDMEC (Title Deadline). Buyer may require of Seller that copies of instruments listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller s expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Buyer, or Buyer s designee, must request Seller, in writing, to furnish copies of instruments listed in the schedule of exceptions no later than 10 calendar days after title Deadline. Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

   9. TITLE.

      (a)Title Review. Buyer shall have the right to inspect the title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before 10 calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement (s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If seller does not receive Buyer s notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

      (b)Matters Not Shown by the Public Records. Seller shall deliver to Buyer, on or before the Title Deadline set forth in
Section 8, true copies of all lease(s) and survey(s) in Seller s possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition (s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before 30 CDMEC. If Seller does not receive Buyer s notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

      (c)Right to Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before closing, waive objection to said unsatisfactory title conditional(s).

  10. INSPECTION. Buyer or any designee shall have the right to have inspection(s) of the physical condition of the Property and Inclusions at Buyer s expense. If written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before 45 CDMEC (Objection Deadline), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before 60 CDMEC (Resolution Deadline), this contract shall terminated three calendar days following the Resolution Deadline, and the Deposit shall be returned; unless, within the three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory conditions. Buyer is responsible for and shall pay for any damage which occurs to the Property and Inclusions as a result of such inspection.

  11. DATE OF CLOSING. The date of closing shall be 90 CDMEC, or by mutual agreement at an earlier date. The place of closing shall be at Stewart Title, 50 South Steele Street, Suite 600, Denver,
Colorado, at an hour to be mutually agreed upon.

  12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient General Warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except none other. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer s signature hereon, whether assessed or not, except (I) distribution utility assessments (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a),
(iii) those rights, if any, of third parties in the property not shown by the public records in accordance with subsection 9(b),
(iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

  13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid by Seller at or before closing from the proceeds of this transaction or from any other source.

  14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $400.00 and shall be paid at closing by Buyer and Seller equally. The local transfer tax,if any, shall be paid at closing by Seller. Any sales and use tax that may accrue because of this transaction shall be paid when due by Buyer.

  15. PRORATIONS. General taxes for the year of closing, based on the most recent levy and the most recent assessment, rents, water and sewer charges, owner s association dues, and other similar items shall be prorated to date of closing.

  16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows:

     On date of delivery of deed at the Closing.

If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $1,000 per day from the date of agreed possession until possession is delivered.

  17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer and all Deposits shall be immediately returned. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or Service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

  18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     (a)  IF BUYER IS IN DEFAULT:  (Check one box only.)

     (1)  Specific Performance.  N/A

     (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c) are SELLER S SOLE AND ONLY REMEDY for Buyer s failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b) IF SELLER IS IN DEFAULT: Buyer may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

     (c) COSTS AND EXPENSES: Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

  19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker s or closing agent s option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

  20. ALTERNATIVE DISPUTE RESOLUTION: MEDIATION. If a dispute arises relating to this contract, and is not resolved, the parties involved in such dispute (Disputants) shall first proceed in good faith to submit the matter to mediation. The Disputants will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. In the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one Disputant to the other(s), the mediation, unless otherwise agree, shall terminate. This section shall not alter any date in this contract, unless otherwise agreed.

  21. ADDITIONAL PROVISIONS: (The language of these additional provisions has not been approved by the Colorado Real Estate
Commission.)

See attached Addendum for Additional Provisions, Paragraphs a) through o).

  22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

  23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

  24. SELLING COMPANY BROKER RELATIONSHIP.  The selling broker,
(none), and its salespersons have been engaged as (none). Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

  25. NOTICE TO BUYER. Any notice to Buyer shall be effective when received by Buyer, or if this box is checked ______ when received by Selling Company.

  26. NOTICE TO SELLER. Any notice to Seller shall be effective when received by Seller or Listing Company.

  27. MODIFICATION OF THIS CONTRACT. No subsequent Modification of any of the Terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

  28. ENTIRE AGREEMENT. This contract, along with the attached ADDENDUM, paragraphs a) through p), constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

  29. NOTICE OF ACCEPTANCE: COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before June 16, 1998 at 5:30 P. M. MST (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

Marc W. Logan
Robb MacMillan
Jack Wasserman, M.D. a Professional Corporation
9361 S. Princeton Lane
Highlands Ranch, Colorado 80126

BUYER:  /s/ Marc W. Logan                       DATE:  6/16/98
By: Marc W. Logan

BUYER:  /s/ Robb MacMillan                      DATE:  6/16/98
By: Robb MacMillan

BUYER:  /s/ Jack Waserman, M.D.                 DATE:  6/16/98
By: Jack Wasserman, M.D. a Professional Corporation


SOUTHSHORE CORPORATION
10750 East Briarwood Avenue
Englewood, Colorado  80112


SELLER:  /s/ Kenneth M. Dalton                  DATE:  6/16/98
By: Kenneth M. Dalton, President

                             ADDENDUM

To that certain Commercial Contract to Buy and Sell Real Estate dated June 12, 1998 by and between Marc W. Logan, Robb MacMillan and Jack Wasserman, M.D. a Professional Corporation as Buyer, and Southshore Corporation, as Seller, concerning certain real property located at 10750 East Briarwood Avenue, Englewood, Colorado. If any provision in the printed form of said contract is inconsistent with any provision contained herein, then and in that event the provision contained in this Addendum shall control.

  21.  ADDITIONAL PROVISIONS:

   a)Hazardous Materials/ADA Disclosure. The parties acknowledge that various materials utilized in the construction of any improvements situated on the Property may contain materials that may have been or may be in the future determined to be toxic, hazardous or undesirable ("Hazardous Materials"), and may need to be specifically treated or removed. In addition, the land ("Land") upon which the Property is situated may have been subjected to underground sources. Current and future federal, state and local laws may require the cleanup of the Hazardous Materials at the expense of those parties who have been in the chain of title of ownership of the Property. The parties further acknowledge that the Property may be subject to the Americans With Disabilities Act ("ADA"), a federal law, which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller warrants that a Phase I Environmental Report has been prepared in the last 60 days and that no hazards of any kind were shown.

   b)Inspection. Section 10 shall be amended by the addition of the following language: The term "inspection" shall include but not be limited to an inspection of the roof, walls, structural integrity of the Property, and inspection of the inclusions, and a determination of the existence or nonexistence of asbestos and urea formaldehyde insulation or lead-based paint, PCB transformers, radon gas, hazardous or toxic substances, and/or underground storage tanks in or on the Property and all books, records, maintenance agreements, construction documents or any other documents relating to the waterpark, it s finances or operation. The Buyer shall not permit any mechanic s or materialmen s liens to be filed against the Property and hereby indemnifies and holds the Seller harmless from and against any liability, damage, expense or cost which may be incurred by the Seller in connection with any mechanic s or materialmen s liens which may be filed against the Property as a result of the provisions of this contract. This indemnity shall specifically include attorneys fees and any costs incurred by the Seller to enforce this indemnity.

   c)Calendar Days. In the event any date called for herein falls on a Saturday, Sunday or Federal or State holiday, said date shall be extended to the next business day following such Saturday, Sunday or Federal or State holiday.

   d)CDMEC. As used in this contract, the term "CDMEC" shall be defined as calendar days from mutual execution of this contract.

   e)Survey. On or before sixty (60) calendar days from the waiver or satisfaction of the contingencies set forth in Section 10 and 21
(e), Seller shall furnish to Buyer, at Seller s expense, a current monumented or pinned Improvement Survey Plat ("Survey") prepared by a land surveyor licenses in the State of Colorado. The Survey shall be verified to Seller, Buyer, and the title insurance company and performed on the Property and shall show thereon the correct legal description, acreage and square footage; location of all fences, hedges or walls on or within two (2) feet of all sides of all boundaries of the Property; all boundary line dimensions; the dimension and location of all improvements; any and all ditches, easements, rights-of-way, and adjacent roadways, if any; and the location of all visible utilities on the Property and all underground utilities for which there is visible surface Property and all underground utilities for which there is visible surface evidence. The Survey shall reflect all exceptions to title (where applicable) as reflected on the title commitment and shall disclose that a physical inspection on the Property revealed no improvements situated upon or adjacent to the Property are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect. In the event the items reflected in the Survey are not in conformance with the provisions of this paragraph and written notice of Buyer s objections is received by Seller within seven (7) calendar days from the date of receipt of said Survey by Buyer, Seller shall have a period of seven (7) calendar days from the date of receipt of said notice in which to cure any such defects. In the event such defects are not cured within said seven (7) calendar-day period, this contract shall terminate at Buyer s option. If said written notice of Buyer s objections to the Survey is not received by Seller or if Buyer elects to waive the objections to the Survey, the Survey shall be accepted and this contract shall remain in full force and effect.

Seller shall deliver to Buyer the foregoing items, in Seller s possession, within seven (7) calendar days from mutual execution of this contract. If Buyer is not satisfied with the results of said examination and written notice thereof is received by Seller within thirty (30) calendar days from the mutual execution of this contract, this contract shall terminate. If said written notice is not received by the Seller within the time period specified above, this contingency shall be waived and the contract shall remain in full force and effect.

   f)Health and Hospitals Notice. Seller represents that as of this date no notices, either written or verbal, have been received from the Department of Health and Hospitals or from any local, county, state or federal governmental agency requiring corrective measures to the Property. If any such notices are received prior to closing, Seller agrees to disclose the same, in writing, to Buyer immediately upon receipt thereof. Upon the receipt of any notice, Seller shall have a period of thirty (30) calendar days in which to correct and cure the defect. The closing shall take place five (5) calendar days after said 30-calendar-day period expires, unless such date falls on a Saturday, Sunday or Federal or State holiday, in which event the closing shall take place on the next business day following such Saturday, Sunday or Federal or State holiday or on the date of closing a set forth in the contract, whichever is later. However, in the event the defect is not cured within said 30-calendar-day period, this contract shall terminate
at Buyer   option.  If Buyer is not satisfied with Seller s cure of
any defects and written notice thereof is received by Seller within two (2) calendar days after said 30-calendar-day period expires, this contract shall terminate. If said written notice is not received by Seller within the time period specified above, the provisions of this paragraph shall be waived and this contract shall remain in full force and effect.

   g)Management and Maintenance. Seller agrees to continue reasonable management and maintenance of the improvements on the Property from and after the date of mutual execution of this contract to the closing date, to commit no waste or nuisance and not to knowingly violate any zoning ordinance or building permit. Seller agrees that all insurance shall be kept in effect by the Seller until the closing date. Seller further agrees to maintain the Property in good repair and in the same condition, ordinary wear and tear excepted, as of this date and not to remove any personal property from the Property. Seller further agrees to assign to Buyer on the closing date all existing contractors or manufacturers warranties on the Property, if any. Seller shall complete replacement of all stairways.

   h)Notice Provision. All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth herein or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or transmitted by facsimile, or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.

   i)Fax Transmittals. The Buyer and Seller agree that a facsimile transmittal of this contract shall be considered as an originally executed document and shall be binding upon the parities hereto.

The Buyer and Seller further agree that each, originally executed contract which was transmitted by facsimile shall be delivered to the appropriate party via U.S. mail, messenger, or other acceptable delivery service within seven (7) calendar days from the date of said facsimile transmittal.

   j)Indemnification. Seller shall not permit any mechanic s or materialmen s liens to be filed against the Property and hereby indemnifies and holds the Buyer harmless from and against any liability, damage, expense or cost which may be incurred by the Buyer in connection with any mechanic s or materialmen s liens which may be filed against the Property as a result of the provisions of this contract. This indemnity shall specifically include attorney s fees and any costs incurred by the Buyer to enforce this indemnity.

   k)Lien Release. This contract is contingent upon Seller obtaining agreement with the approximately 35 holders of $955,000 in 10% notes secured by the indenture which is security for the loan.

   l)Shareholder Approval. The proposed sale of the Southshore Property is subject to a vote of shareholders of Southshore at a meeting duly called for that purpose and pursuant to a Proxy Statement or Information Statement to be filed with and cleared by the U.S. Securities and Exchange Commission as soon as possible and prior to closing.

If such shareholder approval is not forthcoming and Buyer is ready, willing and able to perform under the terms and conditions of this contract, Seller will immediately reimburse Buyer for all actual and documented costs and expenses of Due Diligence of the Southshore Property incurred by principals, excluding any fees or salaries paid to principles. These costs shall not exceed $75,000.00. Seller shall receive all copies of reports and Due Diligence if Board approval is not obtained and upon reimbursement of expenses to Buyer.

   m)Seller acknowledges that Buyers are licensed Real Estate
Brokers acting on their own behalf as principles.

   n)Buyers acknowledge that Seller has obtained a backup purchase arrangement for the Southshore Property from South Suburban Parks and Recreation District, subject to approval by Arapahoe, Jefferson and Douglas Counties. Buyers agree that neither they nor their agents, employees, attorneys, nor assigns will interfere, directly or indirectly, in any process, hearing or decision making procedure whereby the foregoing counties consider or decide said matter.

   o)Buyer agrees that Seller may, at it s option, deem this contract terminated on the 45th day of CDMEC if buyer has not delivered to Seller a financing commitment letter. The deposit will be returned in full to Buyer at that time. Seller thereafter shall be free to contract with South Suburban Park and Recreation District.

                                                  APPENDIX 2
SOUTH SUBURBAN
Park and Recreation District

Administrative Office
6631 S. University Blvd.      303/798-5131
Littleton, CO 80121      Fax: 303/798-3030
www.ssprd.org



June 22, 1998


Kenneth M. Dalton, President
The Southshore Corporation
10750 East Briarwood Avenue
Englewood, Colorado 80112

     IN RE:  Proposed Sale of Southshore Water Park

Dear Mr. Dalton:

South Suburban Park and Recreation District Board of Directors had agreed to enter into a contract to purchase Southshore Water Park for $2 million. The contract was subject to the District receiving required approvals from the county commissioners of Arapahoe, Douglas, and Jefferson County (a statutory requirement), and satisfactory completion of its due diligence requirements.

The District's due diligence process included a Phase I Environmental Audit, an engineering report on the condition of the equipment, an appraisal of the value of the land by an MAI, and a review of Southshore's financial information by the District's CPA firm. As of this writing, all of the reports were positive and did not identify any serious concerns. In addition, the District had scheduled the required hearings before the county commissioners in the three counties and posted required notice on the Southshore property.

When I was notified by you that an offer to purchase Southshore had been submitted by private investors, I shared that information with the South Suburban Board of Directors. The Board directed me to put our proposal on hold while the current offer is being considered by you. The Board's primary interest in the facility was to preserve a well attended, quality recreation amenity and not permit it to be sold for redevelopment for some other use. Should it become apparent that the facility is in jeopardy of closing as a recreation facility, we will restart our efforts to evaluate the purchase and operation of Southshore as a water park.

Kenneth M. Dalton
June 22, 1998
page 2


The applicable state law in this situation is clearly intended to give preference in the ownership and operation of water theme parks (and several other recreation amenities) to the private sector. While I continue to believe that Southshore could be operated successfully by the District, our Board of Directors does not want this public entity to be in competition with the private sector.

You are authorized to include a copy of this letter in your proxy statement or information statement in connection with the proposed shareholders' meeting to vote on the approval of the sale of the property.

I appreciate your diligence, integrity, and responsiveness in this matter over the past several months. I sincerely hope that the offer before you will allow for the continued operation of Southshore as it has proven to be a popular recreation amenity for the residents in this region.

Sincerely,


/s/  David A. Lorenz

David A. Lorenz
Executive Director




                                   -2-
</TEXT